CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the combined Proxy Statement/Prospectus dated August 29, 2019 of LVIP Franklin Templeton Value Managed Volatility Fund and LVIP BlackRock Dividend Value Managed Volatility Fund (each a series of Lincoln Variable Insurance Products Trust and, collectively, the “Funds”) included in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust, and the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated May 1, 2019, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports dated March 7, 2019, on the financial statements and financial highlights included in the Funds’ 2018 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, PA

July 30, 2019